Amendment No. 1 to
                                Credit Agreement


                  THIS AMENDMENT NO. 1 is dated as of August 1, 1997 and is to the Credit Agreement dated as of November 18, 1996 between HARDINGE INC. (the "Borrower") and MARINE MIDLAND BANK (the "Bank"). Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Credit Agreement.

                  The Credit Agreement shall be amended as follows:

                  1. Section 1.01 of the Credit Agreement shall be amended by adding the following definitions:

                  "Change in Control" means (a) except as to (i) officers and directors in office as of August 1, 1997, (ii) the Hardinge Inc. Pension Plan, Hardinge Inc. Savings Plan, or other compensation plan of Borrower, and (iii) Chemung Canal Trust Company, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) of shares representing more than twenty-five (25%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by the directors so nominated.

                  "EBITDA" means Consolidated Net Income prior to the deduction of interest expense, prior to the deduction for federal, state or foreign corporate income and corporate franchise taxes and prior to the deduction for depreciation and amortization.

                  2. Section 1.01 of the Credit Agreement shall be amended by deleting the definition of Earnings Before Interest and Taxes.

                  3. The definition of "Margin" as set forth in Section 1.01 of the Agreement shall be amended in its entirety to read as follows:

                  "Margin" means for each Variable Rate Loan and Eurodollar Loan the lowest applicable margin on the table next following, computed based upon Borrower's financial statements for the immediately preceding four fiscal quarters for income statement items and the most recent fiscal quarter for balance sheet items, calculated as of August 1, 1997 and recalculated on the first day of each Interest Period thereafter.

================================================================================
  Ratio of Funded Debt to          Variable Rate Loans        Eurodollar Loans
         EBITDA
================================================================================
Less than or equal to 1.0            0 Basis Points           37.5 Basis Points
================================================================================
Greater than 1.0 and less than       0 Basis Points           50 Basis Points
or equal to 2.0
================================================================================
Greater than 2.0                     0 Basis Points           75 Basis Points
================================================================================


                  4. Section 2.11 shall be amended in its entirety to read as follows:

                  Section 2.11 Fees. The Borrower shall pay the Bank a commitment fee on the daily average unused Commitment of the Bank for the period from and including August 1, 1997 to the earlier of the date the Commitment is terminated or the Revolving Credit Termination date at a rate per annum which shall vary based on the ratio of Funded Debt to EBITDA, computed as of each Quarterly Date, as follows:


================================================================================
      Ratio of Funded Debt to                           Fee
             EBITDA
================================================================================
Less than or equal to 1.0                          15 Basis Points
================================================================================
Greater than 1.0 and less than                     20 Basis Points
or equal to 2.0
================================================================================
Greater than 2.0                                   25 Basis Points
================================================================================


         The accrued commitment fee shall be due and payable in arrears upon any reduction or termination of the Commitments and on each Quarterly Date commencing on the first such date after the Closing Date.

                  5. Section 7.01 of the Agreement shall be amended by adding paragraph (h) as follows:

                  (h) Liens not exceeding $5,000,000.00 in the aggregate against personal property other than inventory and receivables.

                  6. The last paragraph of Section 7.05 of the Agreement shall be amended in its entirety to read as follows:

                  Notwithstanding the foregoing, the total amount of Aggregate Consideration paid by the Borrower for Acquisitions (net of amounts paid for with the Borrower's stock) permitted under this section from and after the Effective Date shall not be greater than $15,000,000.00 in any consecutive twenty-four (24) month period without the prior written consent of the Bank.

                  7. Section 7.08 of the Agreement shall be amended in its entirety to read as follows:

                  Section 7.08 Guaranties. Become or permit any Subsidiary to become liable for or permit any of its property to become subject to any guaranty except guaranties given in connection with the sale, pledge or discounting of customer notes, provided that immediately after giving effect thereto the Borrower's aggregate liability under such guaranties (exclusive of guaranties to the Hardinge Inc. Pension
         Plan) does not exceed  $11,000,000.00.  Each guaranty permitted by this
         Section 7.08 must comply with the requirements of Section 8.01 (if and to the extent it is included among Consolidated Current Liabilities) and with the requirements of Section 8.03 (if and to the extent it is included in Funded Debt).

                  8. Section 8.01 of the Agreement shall be amended in its entirety to read as follows:

                  Section 8.01 Working Capital. The Borrower shall maintain at all times an excess of Consolidated Current Assets over Consolidated Current Liabilities of not less than $85,000,000.00.

                  9. The minimum Consolidated  Tangible Net Worth required under
Section 8.02 of the Agreement shall be amended for the fiscal year ending December 31, 1997 and thereafter as set forth below opposite such fiscal year:

                           Fiscal Year Ending
                             December 31                      Amount

                                1997                               135,000,000
                                1998                               138,000,000
                                1999                               141,000,000
                                2000                               144,000,000
                                2001                               147,000,000
                                2002                               150,000,000

                  10. Section 8.03 of the Agreement shall be deleted and replaced with the following:

                  Section 8.03 Funded Debt. Borrower shall maintain a ratio of Funded Debt to EBITDA of not greater than 2.5 to 1, measured as of the last day of each fiscal quarter for the immediately preceding twelve
         (12) months.

                  11. Section 8.04 of the Agreement shall be deleted and replaced with the following:

                  Section 8.04 Interest Coverage. Borrower shall maintain a ratio of EBITDA to interest expense of not less than 3.0 to 1, measured as of the last day of each fiscal quarter for the immediately preceding twelve (12) months.

                  12. Section 8.05 of the Agreement shall be deleted in its entirety.

                  13. Section 9.01 shall be amended by adding subparagraph (i) as follows:

                  (i)  A Change in Control shall occur.

                  Other than as set forth in this Amendment the terms and conditions of the Agreement shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                         HARDINGE INC.

                                         By:  /s/ Robert E. Agan
                                         Robert E. Agan, Chairman of the Board
                                         and Chief Executive Officer

                                         MARINE MIDLAND BANK

                                         By:  /s/ David L. Brooks
                                         David L. Brooks, Vice President